UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020 (April 9, 2020)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	NAV	New York Stock Exchange
Cumulative convertible junior preference stock, Series D (par value $1.00)	NAV-D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OR CERTAIN OFFICERS

Third Amendment to Clarke Amended and Restated Employment Agreement

On April 11, 2020 (the “Execution Date”), Navistar International Corporation (the “Company”) entered into a Third Amendment to Amended and Restated Employment and Services Agreement (the “Third Amendment”) with the Company’s President and Chief Executive Officer, Troy A. Clarke. Mr. Clarke also serves as executive Chairman of the Company’s Board of Directors (the “Board”). The Third Amendment, effective as of April 11, 2020 (the “Effective Date”), modifies certain terms and extends the expiration date of Mr. Clarke’s Amended and Restated Employment and Services Agreement with the Company dated April 22, 2016 (“the 2016 A&R Agreement”), as amended by the Amendment to the 2016 A&R Agreement dated April 16, 2018 (the “First Amendment”) and the Second Amendment to the 2016 A&R Agreement dated April 24, 2019 (the “Second Amendment”) (and together, the “Agreement”), which contained an expiration date of April 22, 2020. The following is a description of the material terms of the Third Amendment, which description is qualified by reference to a copy of the Third Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Agreement.

Term of Employment. The Services Term of Mr. Clarke’s employment under the Agreement is extended from April 22, 2020 to July 1, 2020, unless it is terminated earlier by the Company or by Mr. Clarke, as described in the Agreement.

Compensation. Mr. Clarke’s compensation under the Third Amendment is as follows:

•	Base Salary. Mr. Clarke’s annual base salary remains unchanged at $1,050,000. Effective April 20, 2020 through the expiration of the Services Term, as provided by the Third Amendment or any subsequent amendment of the Agreement, but no later than December 31, 2020, 35% of Mr. Clarke’s base salary will be deferred and paid no later than March 15, 2021, or such earlier date designated by the Company, together with interest at a 6% annual rate.

•	Annual Incentive. Mr. Clarke’s target annual incentive award and maximum annual incentive award is 125% of base salary and 2.25 times the target annual incentive award, respectively. For the fiscal year in which the Services Term ends, he will be entitled to a pro rata portion of the annual incentive bonus paid in a lump sum even if he is not employed by the Company on the payment date.

•	Long-Term Incentive. For the 2020 fiscal year, Mr. Clarke was granted long-term incentive awards on the Execution Date in the form of (i) an award of 2,750,000 time-based restricted cash units to be cash-settled or stock-settled at the discretion of the Compensation Committee of the Board and (ii) a performance-based restricted cash unit award with a target amount of $2,750,000 (the “2020 LTI Awards”), in each case subject to the terms and conditions of the Company’s 2013 Performance Incentive Plan (or any successor plan) and applicable award agreements in the form that applies to other senior executives’ 2020 long-term incentive awards generally (including with respect to performance goals); provided, however, that (i) the 2020 LTI Awards, like Mr. Clarke’s 2018 and 2019 LTI Awards, will be payable on his “Qualified Retirement” and (ii) “Qualified Retirement” means, with respect to Mr. Clarke, a termination from employment with the Company that occurs for any reason after he has (A) attained age 62 and (B) completed five years of continuous service.

Terminations for any Reason. If Mr. Clarke’s employment and service with the Company terminates for any reason, including death or disability, Mr. Clarke will be entitled to: (i) any unpaid base salary accrued up to the Date of Termination, (ii) any unpaid, but earned, annual incentive for any completed fiscal year, (iii) pay for accrued but unused vacation, (iv) any benefits or compensation as provided under the terms of the employee benefit and compensation agreements and plans under which he has a vested right, including those that vest as a consequence of the termination of employment, and (v) reimbursement for unreimbursed business expenses.

Post-Services Term Agreement. Following expiration of the Services Term, if requested by the Company’s Board, Mr. Clarke agrees to serve as Chairman of the Company’s Board for a period of not more than two years. During such period, his compensation will be equal to the cash equivalent of the non-employee director cash and equity retainer, provided that compensation will subsequently be negotiated if he is requested to assume responsibilities as an executive Chairman beyond those reasonable and customary for a board chairman. Vesting of equity awards and performance cash incentives outstanding following Mr. Clarke’s termination of employment will continue regardless of whether he has been requested by the Company’s Board to serve as Chairman following the Services Term, subject only to his continued compliance with non-competition and non-solicitation covenants.

Limited Effect. Except as specifically modified in the Third Amendment, the Agreement continues in full force and effect.

2020 Nonelective Deferred Compensation Plan

On April 9, 2020, the Compensation Committee of the Board approved the 2020 Nonelective Deferred Compensation Plan pursuant to which the base salary of most salaried employees of the Company will be deferred in percentages ranging from 10% to 30% effective April 20, 2020 through no later than December 31, 2020. The deferred base salary will be paid no later than March 15, 2021, together with interest at a 6% annual rate. Under the 2020 Nonelective Deferred Compensation Plan, the base salary of all executive officers except the Chief Executive Officer will be deferred at a 30% rate. As disclosed above, the base salary of Troy Clarke, the Company’s Chief Executive Officer, will be deferred at a 35% rate pursuant to his employment agreement. The foregoing description is qualified by reference to a copy of the 2020 Nonelective Deferred Compensation Plan attached as Exhibit 10.2 to this Current Report on Form 8-K.

2020 Non-Employee Directors Deferred Compensation Plan

On April 9, 2020, upon the recommendation of its Nominating and Governance Committee, the Board approved the 2020 Non-Employee Directors Nonelective Deferred Compensation Plan pursuant to which 35% of the cash compensation payable to non-employee directors after April 20, 2020 through no later than December 31, 2020 will be deferred and paid no later than March 15, 2021, together with interest at a 6% annual rate. The foregoing description is qualified by reference to a copy of the 2020 Non-Employee Directors Nonelective Deferred Compensation Plan attached as Exhibit 10.3 to this Current Report on Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On April 13, 2020, the Company issued a press release providing an update on the actions it is taking in response to the COVID-19 pandemic. The press release dated April 13, 2020 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

In light of recent developments relating to the COVID-19 pandemic, the Company is supplementing the risk factors contained in its Annual Report on Form 10-K for the year ended October 31, 2019, as further supplemented in its Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2020. The following risk factor should be read in conjunction with the risk factors described in the Form 10-K and Form 10-Q.

Our business, financial condition, results of operations and cash flows could be adversely affected by the global coronavirus pandemic.

The ongoing outbreak of COVID-19 that began in China has resulted in work stoppages at certain suppliers that are part of our supply chain. Due to the resulting supplier disruptions, we temporarily suspended operations at some facilities. Our truck assembly plant in Springfield, Ohio is currently scheduled to reopen on in early May 2020. While we are an essential business that plans to continue manufacturing operations as possible, all scheduled production dates are subject to change based on market conditions. In the near term, it is extremely difficult to predict the length at which these plants will remain suspended or if additional facilities will experience similar closures.

We cannot predict if or when any further disruptions will occur due to the rapidly changing environment as the COVID-19 pandemic continues to evolve. We believe that our future financial results will be impacted, but at this time, the magnitude of such impacts is uncertain. As a result, on March 23, 2020 we withdrew our previously announced financial and industry guidance for the fiscal year ended October 31, 2020. The temporary closure of certain plants, as well as other business disruptions resulting from the COVID-19 pandemic, including potential layoffs, furloughs of employees or deferral of employee compensation, may impact our ability to deliver our products to our customers on schedule. On April 13, 2020, we announced a series of cost reduction initiatives that we estimated would conserve approximately $300 million in cash over the balance of our fiscal year ending October 31, 2020. These initiatives, along with any other initiatives we undertake in response to COVID-19, may not achieve their intended cost-savings, and may result in other adverse consequences to our business.

We currently expect that the COVID-19 pandemic will negatively impact our cash flow and liquidity profile. If we cannot service our debt, we will have to take actions such as reducing or delaying capital investments, selling assets, restructuring or refinancing our debt or seeking additional debt or equity capital. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. Our ability to restructure or refinance our debt will depend on the condition of the capital markets, which have and may continue to be adversely affected by the COVID-19 pandemic, and our financial condition at such time.

Additionally, the COVID-19 outbreak has significantly increased economic and demand uncertainty. The current outbreak and continued spread of COVID-19 could cause a global recession, which would have a further adverse impact on our financial condition and operations. In past recessions, demand for trucks and buses has been negatively impacted which has resulted in lower chargeouts, adverse pricing, lower parts sales and lower used truck residual values. Current economic forecasts for significant increases in unemployment in the U.S. and other regions due to the adoption of social distancing and other policies to slow the spread of the virus is likely to have a negative impact on demand for our products once our operations resume, and these impacts could exist for an extensive period of time. To the extent COVID-19 adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in the “Risk Factors” section of our most recent Form 10-K and Form 10-Q.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following documents are filed herewith:

Exhibit No.	Description of Exhibit

10.1*	Third Amendment to Amended and Restated Employment and Services Agreement dated April 11, 2020

10.2*	2020 Nonelective Deferred Compensation Plan

10.3*	2020 Non-Employee Directors Nonelective Deferred Compensation Plan

99.1*	Press release, dated April 13, 2020, “Navistar Takes Proactive Measures in Response to COVID-19”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	indicates a management contract or compensatory plan or arrangement required to be filed or incorporated by reference as an exhibit to this report

Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar International Corporation assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019, our quarterly report on Form 10-Q for the period ended January 31, 2020, and our current report on Form 8-K dated April 13, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: April 13, 2020